AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of May 6, 2003, by and among COMMUNITY BANK SYSTEM, INC., a Delaware corporation ("CBSI"), PB ACQUISITION CORP., a New York corporation ("Merger Sub"), and PEOPLES BANKCORP, INC., a New York corporation ("PBI").

     WHEREAS, CBSI is a bank holding company, the principal banking subsidiary of which is Community Bank, N.A., a national banking association ("Community Bank");

     WHEREAS, Merger Sub is a newly formed, wholly-owned subsidiary of CBSI;

     WHEREAS, PBI is a savings and loan holding company, the principal banking subsidiary of which is Ogdensburg Federal Savings and Loan Association, a federal stock savings and loan association ("OFSLA");

     WHEREAS, the respective Boards of Directors of CBSI, Merger Sub and PBI have each determined that it is in the best interests of their respective shareholders for CBSI to acquire PBI through the merger (the "Merger") of Merger Sub with and into PBI, and a subsequent merger (the "Short-Form Merger") of the Surviving Corporation (as defined below) into and with CBSI, in each case upon the terms and subject to the conditions set forth herein;

     WHEREAS, simultaneously with the consummation of the Merger and the Short-Form Merger, OFSLA, which shall become a wholly-owned subsidiary of CBSI as a result of the Merger and the Short-Form Merger, shall merge (the "Bank Merger") with and into Community Bank, with Community Bank continuing as the surviving bank, pursuant to a plan of merger;

     WHEREAS, it is the current intention of CBSI to operate, after the consummation of the Bank Merger, the existing business of OFSLA as a branch of Community Bank;

     WHEREAS, in furtherance of such acquisition, the respective Boards of Directors of CBSI, Merger Sub and PBI have each approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Business Corporation Law of the State of New York (the "NYBCL") and upon the terms and conditions set forth herein;

     WHEREAS, upon the consummation and effectiveness of the Merger, all of the issued and outstanding shares of common stock, par value $0.01 per share, of PBI ("PBI Common Stock"), other than the Dissenting Shares (as defined below), shall be converted into the right to receive cash, without interest, as provided in
Article II of this Agreement; and

     WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to CBSI's willingness to enter into this Agreement, all executive officers and directors of PBI are entering into a Voting Agreement (collectively, the "Voting Agreements"), substantially in the form attached hereto as EXHIBIT A;
          ---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     "Advisory Board" is defined in Section 5.11 hereof.

     "Agreement" is defined in the preamble hereof.

     "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

     "Bank Merger" is defined in the preamble of this Agreement.

     "CBSI" is defined in the preamble of this Agreement.

     "Certificate" is defined in Section 2.2(c) hereof.

     "Closing Date" shall mean the date specified pursuant to Section 5.9 hereof
as  the  date  on  which  the  parties  hereto  shall  close  the   transactions
contemplated herein.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" or "SEC" shall mean the Securities and Exchange Commission.

     "Community Bank" is defined in the preamble of this Agreement.

     "DGCL" is defined in the preamble of this Agreement.

     "Dissenting Shares" is defined in Section 2.4 hereof.

     "Effective Time" is defined in Section 2.1(b) hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" is defined in Section 2.13 hereof.

     "ESOP" is defined in Section 2.2(d) hereof.

     "ESOP Trustees" is defined in Section 2.2(d) hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" is defined in Section 2.5 hereof.

     "Executive Employment Agreements" shall mean, collectively (i) the Employment Agreement, dated as of January 13, 1999, by and between OFSLA and Robert E. Wilson, as amended by the First Amendment thereto dated January 12, 2000 and the Second Amendment thereto dated January 10, 2001, and (ii) the Employment Agreement, dated as of January 13, 1999, by and between OFSLA and Todd R. Mashaw, as amended by the First Amendment thereto dated January 12, 2000 and the Second Amendment thereto dated January 10, 2001.

     "FDIA" shall mean the Federal Deposit Insurance Act.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     "Indemnified Parties" is defined in Section 5.11(d) hereof.

     "Intellectual Property" means domestic and foreign letters patent, patents, patent applications, patent licenses, software licensed or owned, know-how licenses, trade names, common law and other trademarks, service marks, licenses of trademarks, trade names and/or service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications.

     "IRS" means the Internal Revenue Service.

     "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on the business, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, or a material adverse effect on such party's ability to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the primary cause of which is (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally, (iii) general changes in conditions, including interest rates, in the banking industry or in the global or United States economy or financial markets, with respect to clause (i), (ii) or (iii), to the extent that such a change does not materially affect the referenced party to a materially different extent than other similarly situated banking organizations, and (iv) any action or omission of the referenced party or any of its Subsidiaries taken with the prior written consent of the other party to this Agreement in contemplation of the Merger. No payments made or expenses incurred in accordance with

Section 3.12(k), (l) or (m), in itself, shall be deemed to constitute a Material Adverse Effect on PBI.

     "Maximum Amount" is defined in Section 5.10(c)(3) hereof.

     "Merger" is defined in the preamble of this Agreement.

     "Merger Consideration" is defined in Section 2.2(a) hereof.

     "Merger Sub" is defined in the first paragraph of this Agreement.

     "MRP" is defined in Section 2.2(c) hereof.

     "NYBCL" is defined in the preamble of this Agreement.

     "NYSE" shall mean the New York Stock Exchange.

     "OCC" shall mean the Office of the Comptroller of Currency.

     "OFSLA" is defined in the preamble of this Agreement.

     "OTS" shall mean the Office of Thrift Supervision.

     "PBI" is defined in the preamble of this Agreement.

     "PBI Common Stock" is defined in the preamble of this Agreement.

     "PBI Financial Statements" shall mean (i) the consolidated balance sheets of PBI as of March 31, 2003 and as of December 31, 2002, and the related consolidated statements of operations, cash flows and changes in shareholders' equity (including related notes, if any) for the three months ended March 31, 2003 and each of the three years ended December 31, 2002, 2001 and 2000, respectively, as filed by PBI in its SEC Documents, and (ii) the consolidated balance sheets of PBI and related consolidated statements of operations, cash flows and changes in shareholders' equity (including related notes, if any) as filed by PBI in its SEC Documents as of dates or with respect to periods ended subsequent to March 31, 2003.

     "PBI Proxy Statement" shall mean the proxy statement, together with any supplements thereto and related materials, sent to the shareholders of PBI to solicit their votes in connection with this Agreement and the Merger.

     "PBI  Shareholders'   Meeting"  shall  mean  the  special  meeting  of  the
shareholders of PBI to be called for the purpose of approving this Agreement and the transactions contemplated thereby.

     "Person" shall mean an individual, corporation, partnership, bank, limited liability company, trust, association, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

     "Previously Disclosed" shall mean disclosed prior to the execution hereof in (i) an SEC Document filed with the SEC subsequent to January 1, 2002 and prior to the date hereof or (ii) a letter dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution hereof, or schedules attached to this Agreement. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder provided that the relevance of the disclosed information to the representations or warranties in question is reasonably apparent. The inclusion of any matter in such letter shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

     "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a party hereto pursuant to the Securities Laws.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

     "Short-Form Merger" is defined in the preambles to this Agreement.

     "Stock Option" is defined in Section 2.2(b) hereof.

     "Stock Option Plans" is defined in Section 2.2(b) hereof.

     "Subsidiary" shall mean with respect to any party, any Person which is consolidated with such party for financial reporting purposes.

     "Superior Proposal" is defined in Section 5.13 hereof.

     "Surviving Corporation" is defined in Section 2.1(a) hereof.

     "Takeover Laws" is defined in Section 5.12 hereof.

     "Takeover Proposal" is defined in Section 5.13 hereof.

     "Taxes" shall mean all taxes, however denominated, including any interest, penalties, criminal sanctions or additions to tax (including, without limitation, any underpayment penalties for insufficient estimated tax payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties (custom and others), workers' compensation taxes, premium taxes, environmental taxes (including taxes under Section 59A of the Code), disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

     "Tax Returns" shall mean all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to the statutes, rules and regulations of any federal, state, local or foreign government Tax authority, including but not limited to, original returns and filings, amended returns, claims for refunds, information returns and accounting method change requests.

     "Transaction Documents" shall mean, collectively, the Voting Agreements, the Option Agreement, any instruments to effect the Bank Merger or the Short-Form Merger, and certificates and other documents contemplated thereby or by this Agreement.

     "Voting Agreement" is defined in the preamble of this Agreement.

     For  purposes  of  this  Agreement,   the  terms  "PBI,"  "OFSLA,"  "CBSI,"
"Community Bank" and "Subsidiary" include all of the respective predecessors thereof (including without limitation, any previously acquired Person).


                                   ARTICLE II

                                   THE MERGER

     2.1 The Merger.
         ----------

          (a) At the Effective Time, and upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into PBI, the separate existence of Merger Sub shall cease and PBI shall continue as the surviving corporation and a wholly-owned subsidiary of CBSI. PBI as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          (b) As promptly as practicable, but no later than 30 days, after the satisfaction or waiver of the conditions set forth in Article VI, the parties shall cause the Merger to be consummated by filing articles of merger as contemplated by the NYBCL, together with any required related documents, with the Department of State of the State of New York, in such form as required by, and executed in accordance with, the relevant provisions of the NYBCL (the time of such filing, or the time specified in such filing as the effective time for the Merger, as applicable, being the "Effective Time").

     2.2 Merger  Consideration.  At the Effective  Time, by virtue of the Merger
         ---------------------
and without any further action by the parties:

          (a) PBI  Common  Stock.  Each  share of PBI  Common  Stock  issued and
              ------------------
outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 2.2(e) and Dissenting Shares, if any) shall be cancelled and shall be converted automatically into the right to receive $30.00 in cash, without interest, for each share of PBI Common Stock (the "Merger Consideration").

          (b) Stock  Options.  At the  Effective  Time each  outstanding  option
              --------------
(whether or not such option is then vested or exercisable) to purchase shares of PBI Common Stock (a "Stock Option") granted under Peoples Bankcorp, Inc. 2000 Stock Option and Incentive Plan (the "Stock Option Plan") shall be cancelled and extinguished in consideration and exchange for a cash payment from CBSI equal to the product of (i) the per share difference between the Merger Consideration and the exercise price of such Stock Option, and (ii) the number of shares of PBI Common Stock underlying such Stock Option. The cash payment to each holder of the Stock Options shall be subject to all applicable federal and state tax withholding obligations. Prior to the Effective Time, PBI shall take all such action as is necessary to terminate the Stock Option Plan and all outstanding Stock Options effective as of the Effective Time, and shall provide written notice to each holder of an outstanding Stock Option of the cancellation thereof and a cash payment in exchange therefor as of the Effective Time, pursuant to this Section 2.2(b).

          (c)  Management   Recognition   Plan.  At  the  Effective  Time,  each
               -------------------------------
undistributed share of PBI Common Stock subject to an outstanding award under the Peoples Bankcorp, Inc. Management Recognition Plan (the "MRP") (whether or not such share is then vested) shall be cancelled and extinguished in consideration and exchange for a cash payment from CBSI equal to the Merger Consideration. The cash payment to each participant of MRP shall be subject to all applicable federal and state tax withholding obligations. Prior to the Effective Time, PBI shall take all such action as is necessary to terminate the MRP, the associated trust and all outstanding awards under the MRP, all effective as of the Effective Time, and shall provide written notice to each holder of an outstanding award of the cancellation thereof and a cash payment in exchange therefor as of the Effective Time, pursuant to this Section 2.2(c). Any shares of PBI Common Stock held in the trust established for the purposes of the MRP, but not subject to an outstanding award thereunder at the Effective Time, shall be cancelled without any consideration and no payment or distribution shall be made with respect thereto.

          (d) Employee Stock  Ownership  Plan. At the Effective Time, each share
              -------------------------------
of PBI Common Stock held by the trustees (the "ESOP Trustees") for the Peoples Bankcorp, Inc. Employee Stock Ownership Plan (the "ESOP"), whether or not then allocated to accounts of ESOP participants, shall be cancelled and extinguished in consideration and exchange for the rights to receive a cash payment from CBSI equal to the Merger Consideration. In addition, prior to the Effective Time, PBI shall take all such action as is necessary or reasonably appropriate to terminate the ESOP. Such action shall include, but shall not be limited to, applying to the IRS for a favorable determination that the termination of the ESOP does not adversely affect the tax-qualified status of the ESOP. As soon as practical after the Effective Time, the outstanding balance of the ESOP loan, plus accrued interest, shall be repaid in full by the ESOP Trustees with cash attributable to the Merger Consideration received in exchange for the shares of PBI Common Stock then held in the ESOP's loan suspense account. The remaining cash then held in the ESOP's loan suspense account shall be allocated to the accounts of ESOP participants in proportion to their relative ESOP account balances.

          (e)  Treasury  Shares,  Etc.  Each share of PBI  Common  Stock held in
               ----------------------
treasury by PBI or owned by any Subsidiary of PBI, CBSI or any Subsidiary of CBSI (in each case other than shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties) immediately prior to the Effective Time, other than shares held by the trusts established for the purposes of MRP or ESOP, shall be cancelled without any consideration and no payment or distribution shall be made with respect thereto.

          (f) Merger Sub Common Stock.  Each share of common stock of Merger Sub
              -----------------------
outstanding immediately prior to the Effective Time shall remain unchanged and shall constitute the common stock of the Surviving Corporation.

     2.3 Effect of Merger.
         ----------------

          Upon the Effective Time of the Merger:

          (a) The certificate of incorporation and bylaws of Merger Sub, each as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation, in each case until amended in accordance with the NYBCL.

          (b) All respective assets, rights, franchises, and interest of PBI and Merger Sub in and to every type of property shall be vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer; and the Surviving Corporation, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interest, in the same manner and to the same extent as such rights, franchises and interests were held and enjoyed by PBI and Merger Sub immediately prior to the Effective Time.

          (c) The Surviving Corporation shall be liable for all of the liabilities of PBI and Merger Sub and shall be bound by and subject to all of the obligations and contracts of PBI and Merger Sub. All rights of creditors and obligees and all liens on property of PBI and Merger Sub shall be preserved and unimpaired.

          (d) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation.

     2.4 Dissenting  Shares.  Notwithstanding  any other provision  contained in
         ------------------
this Agreement, no shares of PBI Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has properly exercised his or her appraisal rights (such shares being collectively referred to herein as "Dissenting Shares") under the NYBCL shall be converted into the right to receive the Merger Consideration as provided in Section 2.2 unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to dissent from the Merger under the NYBCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the NYBCL. If any holder of Dissenting Shares shall have so failed to perfect or effectively withdrawn or lost such holder's right to dissent from the Merger, each of such holder's shares of PBI Common Stock shall thereupon no longer be deemed Dissenting Shares and to have become, as of the Effective Time, the right to receive the Merger Consideration pursuant to Section 2.2.

     2.5 Procedure to Exchange PBI Stock for Merger Consideration.
         --------------------------------------------------------

          (a) Immediately prior to the Effective Time, CBSI shall cause to be deposited with American Stock Transfer & Trust Company (or any other bank or trust company selected by CBSI and reasonably acceptable to PBI) (the "Exchange Agent"), for exchange in accordance with this Article II, such amount of cash as is sufficient to pay the aggregate Merger Consideration into which the outstanding shares of PBI Common Stock shall be converted pursuant to Section
2.2 of this Agreement. CBSI shall use its commercially reasonable efforts to cause the Exchange Agent to mail, as soon as practicable after the Effective Time but no later than three (3) business days following the Effective Time, to all holders of record of PBI Common Stock, excluding any holders of Dissenting Shares, letters of transmittal specifying the procedures for delivery of such holders' certificates formerly representing PBI Common Stock to the Exchange Agent in exchange for the Merger Consideration into which the shares of PBI Common Stock represented by such certificates shall have been converted pursuant to this Article II. As soon as practicable, after surrender to the Exchange Agent of the certificates of PBI Common Stock in accordance with the instructions of the letter of transmittal, the Exchange Agent shall distribute to the former holders of shares of PBI Common Stock a check for the Merger Consideration that each such holder is entitled to receive pursuant to this Agreement. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any amounts to be received in the Merger. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered certificate is registered in the stock transfer books of PBI, it shall be a condition of payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the surrendered certificate or established to the satisfaction of the Exchange Agent that such taxes are not payable.

          (b) At any time following the expiration of six (6) months following the Effective Time, the Surviving Corporation shall be entitled to direct the Exchange Agent to deliver to it any funds which had been deposited with the Exchange Agent and not disbursed to holders of the PBI Common Stock (including, without limitation, all interest and other earnings on such funds), and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of their certificates.

          (c) At the Effective Time, the stock transfer books of PBI shall be closed and no transfer of PBI Common Stock shall thereafter be made or recognized. If, after the Effective Time, certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the Merger Consideration as provided in this Section.

          (d) In the event any certificate shall have been lost, stolen, destroyed or mutilated, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen, destroyed or mutilated and, if required by CBSI, the making of an indemnity agreement in a form reasonably requested by CBSI and/or the posting by such Person of a bond in such amount as CBSI may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen, destroyed or mutilated certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

          (e) Neither CBSI nor the Surviving Corporation shall be liable to any former holder of shares of PBI Common Stock for any dividends or distributions with respect thereto or any Merger Consideration payable in respect thereof delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.6  Liquidation  Account.  The  liquidation  account  established by OFSLA
          --------------------
pursuant to the plan of conversion adopted by it in connection with its conversion from a mutual federal savings and loan association to a stock federal savings and loan association shall, to the extent required by applicable law, be maintained by Community Bank after the Bank Merger for the benefit of those persons and entities who were savings account holders of OFSLA on the eligibility and supplemental eligibility record dates for such conversion and who continue, from time to time, to have rights therein.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF PBI

     PBI hereby represents and warrants to CBSI and Merger Sub as follows:

     3.1 Capital Structure of PBI.
         ------------------------

          (a) Capital Stock. The authorized capital stock of PBI consists solely
              -------------
of 500,000 shares of preferred stock, par value $0.01 per share ("PBI Preferred Stock"), and 3,000,000 shares of PBI Common Stock, of which 0 and 135,798 shares, respectively, are issued and outstanding and 0 and 3,470 shares, respectively, are held in treasury. None of the shares of PBI's capital stock has been issued in violation of the preemptive rights of any Person. Except as set forth in Section 3.1(b), (c) or (d), there are no outstanding options, warrants, agreements, arrangements, commitments or any similar rights in existence for the purchase of or issuance of, or which encumber in any way, PBI Preferred Stock, PBI Common Stock or any equity interest in any Subsidiary of PBI. All outstanding shares of PBI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (b) Stock  Options.  An aggregate of 13,439 shares of PBI Common Stock
              --------------
are reserved for existing and future grants under the Stock Option Plans, pursuant to which options to purchase a total of 6,048 shares of PBI Common Stock are issued and outstanding on the date hereof. For each outstanding Stock Option, the name of the holder thereof, the grant date, the number of shares of PBI Common Stock subject thereto, the exercise price per share and the vesting schedule thereof are as presented in Schedule 3.1(b).

          (c) MRP Awards.  An  aggregate of 2,956 shares of PBI Common Stock are
              ----------
held by the trust established for the purpose of the MRP, and unvested awards under the MRP in respect of a total of 1,778 shares of PBI Common Stock are outstanding on the date hereof. For each outstanding award under the MRP, the name of the holder thereof, the grant date, the number of shares of PBI Common Stock subject thereto, and the vesting schedule thereof have been Previously Disclosed.

          (d) ESOP Awards. An aggregate of 10,751 shares of PBI Common Stock are
              -----------
held by the ESOP Trustees for the benefit of the ESOP Participants.

     3.2  Organization,  Standing  and  Authority  of  PBI.  Each of PBI and its
          ------------------------------------------------
Subsidiaries is a duly organized corporation, validly existing and in good standing under the laws of its incorporation with full corporate power and authority to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as now conducted, except where the failure to be in good standing or to have such power or authority would not have a Material Adverse Effect on PBI. Each of PBI and its Subsidiaries is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on PBI. PBI is registered as a savings and loan holding company under the Home Owners' Loan Act. The certificate or articles of incorporation and bylaws of PBI and each of its Subsidiaries, copies of which have previously been furnished to CBSI, are true, correct and complete copies of such documents as in effect or the date hereof.

     3.3 Ownership of PBI Subsidiaries; Capital Structure of PBI Subsidiaries. A
         --------------------------------------------------------------------
true and complete list of all of PBI's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each

Subsidiary's outstanding capital stock owned by PBI or another subsidiary of PBI, has been Previously Disclosed. Except as previously disclosed, PBI does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person.

     3.4 Authorized and Effective Agreement.
         ----------------------------------

          (a) PBI has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each such Transaction Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PBI, except for the affirmative vote by the holders of a majority of the votes cast by the holders of PBI Common Stock entitled to vote thereon, which is the only shareholder vote required to approve the Merger pursuant to PBI's certificate of incorporation and bylaws. The Board of Directors of PBI has approved and adopted this Agreement and the Merger, and directed that this Agreement be submitted to PBI's shareholders for approval at a special meeting to be held in accordance with this Agreement. The Board of Directors of PBI has unanimously recommended that the shareholders of PBI approve this Agreement and the Merger.

          (b) This Agreement and each Transaction Document to which PBI is a party have been duly executed and delivered by PBI and, assuming the representation contained in Section 4.2(b) hereof is true and correct, this
Agreement constitutes the legal, valid and binding obligations of PBI, enforceable against PBI in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Neither the execution and delivery by PBI of this Agreement or any Transaction Document to which it is a party, nor consummation of the transactions contemplated hereby or thereby, nor compliance by PBI with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of PBI, (ii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of PBI or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PBI or any of its
Subsidiaries is a party, or (iii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to PBI or any of its Subsidiaries or their respective assets; except, in case of clauses (ii) and (iii) above, for any such breach, default, right, lien, charge, encumbrances, violation or conflict which, individually or in the aggregate, would not have a Material Adverse Effect on PBI.

          (d) Other than as contemplated by Section 5.3 hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by PBI or OFSLA on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents to which PBI is a party or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, PBI is not aware of any reason that the condition set forth in Section 6.1(b) of this Agreement would not be satisfied.

     3.5  Regulatory  Filings.  Each of PBI and its  Subsidiaries  has filed all
          -------------------
reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

     3.6 SEC Documents;  Financial Statements;  Books and Records; Minute Books.
         ----------------------------------------------------------------------
PBI has filed all forms, reports and documents required to be filed with the SEC since January 1, 2000. The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The PBI Financial Statements filed by PBI in SEC Documents prior to the date of this Agreement fairly present, and the PBI Financial Statements filed by PBI in SEC Documents after the date of this Agreement will fairly present, the consolidated financial position of PBI as of the dates indicated and the consolidated income, changes in shareholders' equity and cash flows of PBI and its consolidated Subsidiaries for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and may not contain certain related notes as may be permitted by the applicable rules promulgated by the SEC. The books and records of PBI and each of its Subsidiaries fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable legal and accounting requirements in all material respects. The minute books of PBI and each of its Subsidiaries contain records which are accurate in all material respects of all corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

     3.7 Material Adverse Change. PBI has not, on a consolidated basis, suffered
         -----------------------
any change in its financial condition, results of operations or business since December 31, 2002 which, individually or in the aggregate with any other such changes, would constitute a Material Adverse Effect with respect to PBI.

     3.8  Absence of  Undisclosed  Liabilities.  Except as set forth in Schedule
          ------------------------------------
3.8, neither PBI nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to PBI on a consolidated basis, or that, when
combined  with  all  similar  liabilities,   would  be  material  to  PBI
on a consolidated basis, except as disclosed in the PBI Financial Statements contained in an SEC Document filed prior to the date hereof and except for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2003.

     3.9 Properties.  PBI and its  Subsidiaries  have good and marketable  title
         ----------
free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, which are material to the business of PBI on a consolidated basis, and which are reflected on the PBI Financial Statements as of March 31, 2003 or acquired after such date, except (i) liens for taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business as reflected in the books and records of PBI, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business consistent with past practice. All leases pursuant to which PBI or any of its Subsidiaries, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of PBI on a consolidated basis are valid and enforceable against the lessor in accordance with their respective terms. All tangible property used in the business of PBI is in good condition, reasonable wear and tear excepted, and is usable in the ordinary course of business consistent with PBI's past practices.

     3.10 Loans.
          -----

          (a) Each loan  reflected as an asset in the PBI  Financial  Statements
(i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, and such documents comply in all material respects with all applicable laws, rules and regulations, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except that the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards, individually or in the aggregate, would not have a Material Adverse Effect on PBI, and (iv) was solicited, originated and existed, and will exist at the Effective Time, in material compliance with all applicable loan policies of PBI or OFSLA. The information (including electronic information and information contained on tapes and computer disks) with respect to all loans of PBI and its Subsidiaries furnished to CBSI by PBI is, as of the respective dates indicated therein, true and complete in all material respects.

          (b) The allowance for loan losses reflected on the PBI Financial Statements, as of their respective dates, is in all material respects consistent with the requirements of generally accepted accounting principles to provide for reasonably anticipated losses with respect to the loan portfolio of PBI and its Subsidiaries based upon information available at the time.

     3.11 Tax Matters.
          -----------

          (a) PBI and each of its Subsidiaries have timely filed federal income tax returns for each year through December 31, 2001 and has timely filed, or caused to be filed, all other Tax Returns required to be filed with respect to PBI or any of its Subsidiaries. All Taxes due by or on behalf of PBI or any of its Subsidiaries have been paid or adequate reserves have been established on the PBI Financial Statements for the payment of such Taxes. Neither PBI nor any of its Subsidiaries will have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect on PBI.

          (b) All Tax Returns filed by PBI and each of its Subsidiaries are complete and accurate in all material respects. Neither PBI nor any of its Subsidiaries is delinquent in the payment of any Tax, and none of them has requested any extension of time within which to file any Tax Returns which have not since been filed. No audit examination, deficiency, adjustment, refund claim or litigation with respect to Tax Returns, paid Taxes, unpaid Taxes or Tax attributes of PBI has been proposed, asserted or assessed (tentatively or otherwise). There are currently no agreements in effect with respect to PBI or any of its Subsidiaries to extend the period of limitations for the assessment or collection of any Tax.

          (c) Neither the transactions contemplated hereby nor the termination of the employment of any employees of PBI prior to or following consummation of the transactions contemplated hereby will result in PBI or any of its Subsidiaries (or any successor thereof) making or being required to make any "excess parachute payment" as that term is defined in Section 280G of the Code.

          (d) Except as Previously Disclosed, neither PBI nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of, or indemnification for, Taxes.

          (e) Except as Previously Disclosed, neither PBI nor any of its Subsidiaries is required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code.

          (f) Neither PBI nor any of its Subsidiaries has executed or entered into any written agreement with any Tax authority conceding or agreeing to any treatment of Taxes or Tax attributes, including, without limitation, an Internal Revenue Service Form 870 or Form 870-AD, closing agreement or special closing agreement, affecting PBI or any of its Subsidiaries pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law, which agreement would have a material impact on the calculation of the Taxes of CBSI or any of its Subsidiaries after the Effective Time.

     3.12 Employee Benefit Plans.
          ----------------------

          (a) Schedule 3.12(a) hereto sets forth a true and complete list of each PBI Plan. For purposes of this Section 3.12, the term "PBI Plan" means each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, medical, life or other insurance, profit-sharing, or pension plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by PBI or by any trade or business, whether or not incorporated, that together with PBI would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") for the benefit of any employee or director or former employee or former director of PBI or any ERISA Affiliate of PBI.

          (b) With respect to each of the PBI Plans, PBI has made available to CBSI true and complete copies of each of the following documents: (a) the PBI Plan and related documents (including all amendments thereto); (b) the most recent annual reports, financial statements, and actuarial reports, if any; (c) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such PBI Plan and all material communications relating to each such PBI Plan; and (d) the most recent determination letter received from the IRS with respect to each PBI Plan that is intended to be qualified under the Code and all material communications to or from the IRS or any other governmental or regulatory agency or authority relating to each PBI Plan.

          (c) To the knowledge of PBI, no liability under Title IV of ERISA has been incurred by PBI or any ERISA Affiliate of PBI that has not been satisfied in full, and no condition exists that presents a material risk to PBI or any ERISA Affiliate of PBI of incurring a liability under such Title, other than liability for premium payments to the Pension Benefit Guaranty Corporation, which premiums have been or will be paid when due.

          (d) Neither PBI nor, to the knowledge of PBI, any ERISA Affiliate of PBI, nor any of the PBI Plans, nor, to the knowledge of PBI, any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which PBI or any ERISA Affiliate of PBI could reasonably be expected to, either directly or indirectly, incur any material liability or material cost.

          (e) Full  payment has been made,  or will be made in  accordance  with
Section 404(a)(6) of the Code, of all amounts that PBI or any ERISA Affiliate of PBI is required to pay under Section 412 of the Code or under the terms of the PBI Plans.

          (f) Except as Previously Disclosed, the fair market value of the assets held under each PBI Plan that is subject to Title IV of ERISA equals or exceeds the actuarial present value of all accrued benefits under each such PBI Plan. No PBI Plan subject to Section 412 of the Code has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code. No reportable event under Section 4043 of ERISA has occurred with respect to any PBI Plan other than any reportable event occurring by reason of the transactions contemplated by this Agreement or a reportable event for which the requirement of notice to the PBGC has been waived.

          (g) Except as Previously Disclosed, none of the PBI Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4064(a) of ERISA.

          (h) A favorable determination letter has been issued by the Internal Revenue Service with respect to each of the PBI Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and, to the knowledge of PBI, no condition exists that could adversely affect the qualified status of any such PBI Plan. Each of the PBI Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. Each of the PBI Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

          (i) There are no actions, suits or claims pending, or, to the knowledge of PBI, threatened or anticipated (other than routine claims for benefits) against any PBI Plan, the assets of any PBI Plan or against PBI or any ERISA Affiliate of PBI with respect to any PBI Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any PBI Plan or any fiduciary thereof, other than rules of general applicability. There are no pending or, to the knowledge of PBI, threatened audits, examinations or investigations by any governmental body, commission or agency involving any PBI Plan.

          (j) Except as set forth in Schedule 3.12(j), the consummation of the transactions contemplated by this Agreement will not result in, and is not a precondition to, (i) any current or former employee or director of PBI or any ERISA Affiliate of PBI becoming entitled to severance pay, unemployment compensation or any similar payment, (ii) any acceleration in the time of payment or vesting, or increase in the amount, of any compensation due to any such current or former employee or director, or (iii) any renewal or extension of the term of any agreement regarding compensation for any such current or former employee or director.

          (k) PBI shall take, and/or PBI shall cause OFSLA to take, all such action as is necessary or reasonably appropriate to withdraw from and terminate OFSLA's participation in the multiple employer defined benefit pension plan known as the "Financial Institutions Retirement Fund" as of July 1, 2003, in accordance with the terms thereof, contributing such amounts to the trust for the plan as may be required by the terms thereof, or by the sponsor thereof, as a result of such withdrawal.

          (l) Prior to the Effective Time, PBI shall take, and/or PBI shall cause OFSLA to take, all such action as is necessary or reasonably appropriate to withdraw from and terminate OFSLA's participation in the multiple employer Code section 401(k)/profit sharing plan known as the "Financial Institutions Thrift Plan" as of or prior to the Closing Date in accordance with the terms thereof.

          (m) To the extent reasonably requested to do so by CBSI or Community Bank, prior to the Effective Time, PBI shall take all such action as is necessary or reasonably appropriate to terminate all employee welfare benefit plans (as defined in ERISA section 3(1)) maintained by PBI as of a date prior to the Effective Time.

          (n) Notwithstanding anything to the contrary in this Agreement, any action taken by PBI or OFSLSA in accordance with Section 3.12(k), (l) or (m) shall not, of and in itself, be deemed to constitute a breach of any covenant, agreement, representation or warranty contained in this Agreement.

     3.13 Material Contracts.
          ------------------

          (a) Except as set forth in Schedule 3.13, neither PBI nor any of its Subsidiaries is a party to, and is bound by, (i) any material contract, as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, which has not been filed as an exhibit to PBI's SEC Documents or any other material agreement or similar arrangement (any contract or commitment which could reasonably be expected to involve expenditures or receipt by PBI or any of its Subsidiaries in excess of $25,000 in the aggregate shall be deemed material for these purposes) whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business consistent with past practice of OFSLA) or any agreement restricting the nature or geographic scope of its business activities in any material respect, (ii) any agreement, indenture or other instrument relating to the borrowing of money by PBI or any of its Subsidiaries or the guarantee by PBI of any of its Subsidiaries of any such obligation, other than instruments relating to transactions entered into in the ordinary course of business consistent with past practice, (iii) any agreement, arrangement or commitment relating to the employment of a consultant who was a director or executive officer or to the employment, election, retention in office or severance of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

          (b) Neither PBI nor any of its Subsidiaries is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on PBI.

     3.14 Legal Proceedings.  Except as set forth on Schedule 3.14, there are no
          -----------------
actions, suits or proceedings instituted, pending or, to the knowledge of PBI, threatened against PBI or any of its Subsidiaries or against any asset, interest or right of PBI or any of its Subsidiaries that, if decided against PBI or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect on PBI. There are no actual or, to the knowledge of PBI, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability or restrictions in connection therewith. There are no actions, suits or proceedings instituted, pending or, to the knowledge of PBI, threatened against any present or former director or officer of PBI or any of its Subsidiaries, that would reasonably be expected to give rise to a claim for indemnification.

     3.15  Compliance  with  Laws.  PBI  and  each  of  its  Subsidiaries  is in
           ----------------------
compliance in all material respects with all statutes and regulations applicable to the conduct of its business, and neither PBI nor any of its Subsidiaries has received notification from any agency or department of federal, state or local government (i) asserting a violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) in any way restricting or limiting its operations. Neither PBI nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment which would, individually or in the aggregate, have a Material Adverse Effect on PBI, or has received any communication contemplating any of the foregoing.

     3.16 Labor Matters.  With respect to their  employees,  neither PBI nor its
          -------------
Subsidiaries is a party to any collective bargaining or other similar agreement with any labor organization, group or association or has engaged in any unfair labor practice. Since January 1, 2001, neither PBI nor its Subsidiaries has experienced any attempt by organized labor or its representatives to make PBI or any of its Subsidiaries conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the employees of PBI or any of its Subsidiaries. To the knowledge of PBI, there is no unfair labor practice charge or other complaint by any employee or former employee of PBI or any of its Subsidiaries against any of them pending before any court, arbitrator or governmental agency arising out of PBI's or such Subsidiary's activities or such employee's employment with PBI or such Subsidiary. There is no strike, work stoppage or labor disturbance pending or, to the knowledge of PBI, threatened against PBI or any of its Subsidiaries, and neither PBI nor any of its Subsidiaries has experienced any such strike, stoppage or disturbance since January 1, 2001.

     3.17 Brokers and Finders. Except as set forth on Schedule 3.17, neither PBI
          -------------------
nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has engaged any broker, finder or financial advisor or become obligated to or incurred any liability for any fees or commissions in connection with the transactions contemplated herein.

     3.18  Insurance.  Each  of PBI  and its  Subsidiaries  currently  maintains
           ---------
insurance in amounts reasonably adequate for their operations. Neither PBI nor any of its Subsidiaries has received any notice of a material premium increase over current rates or cancellation with respect to any of their insurance policies or bonds, and within the last three years, neither PBI nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither PBI nor any of its Subsidiaries has any reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect. PBI has Previously Disclosed a list of all outstanding claims as of the date hereof by PBI or any of its Subsidiaries under any insurance policy. The deposits of OFSLA are insured by the FDIC in accordance with the FDIA, and OFSLA has paid all assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of PBI, threatened.

     3.19 Environmental  Liability.  Neither PBI nor any of its Subsidiaries has
          ------------------------
received any written notice of any legal, administrative, arbitral or other proceeding, claim or action and, to the knowledge of PBI, there is no governmental investigation of any nature pending, in each case that would reasonably be expected to result in the imposition on PBI or any of its Subsidiaries of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; there are no facts or circumstances which would reasonably be expected to form the basis for any such proceeding, claim, action or governmental investigation that would impose any such liability; and neither PBI nor any of its Subsidiaries is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability. A true, complete and correct copy of the closure letter issued by the New York State Department of Environmental Conservation in respect of OFSLA's principal offices has been Previously Disclosed.

     3.20  Administration  of Trust Accounts.  PBI and each of its  Subsidiaries
           ---------------------------------
have properly administered all common trust funds and collective investment funds and all accounts for which each of them acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on PBI. Neither PBI nor any of its Subsidiaries, nor any of their respective directors, officers or employees acting on behalf of PBI or any of its Subsidiaries, has committed any breach of trust with respect to any such common trust fund or collective investment fund or fiduciary or agency account, and the accountings for each such common trust fund or collective investment fund or fiduciary or agency account are true and correct in all material respects and accurately reflect the assets of such common trust fund or collective investment fund or fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, have a Material Adverse Effect on PBI.

     3.21  Intellectual  Property.  Each of PBI and its  Subsidiaries  owns  the
           ----------------------
entire right, title and interest in and to, or has valid licenses with respect to, all of the Intellectual Property necessary in all material respects to conduct their respective businesses and operations as presently conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on PBI. The ownership, licensing or use of Intellectual Property by PBI or any of its Subsidiaries does not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment, which order, decree, judgment, stipulation, settlement, lien, charge, encumbrance or attachment would, individually or in the aggregate, have a Material Adverse Effect on PBI. Except as Previously Disclosed, upon consummation of the transactions contemplated by this Agreement, the Surviving Corporation will be entitled to continue to use all such Intellectual Property without the payment of any fees, licenses or other payments.

     3.22  Certain  Information.  On the date the PBI  Proxy  Statement  (or any
           --------------------
supplement or amendment thereto) is first mailed to the shareholders of PBI, and at all times subsequent thereto up to and including the time of the PBI Shareholders' Meeting, the PBI Proxy Statement and all amendments or supplements thereto, with respect to all information set forth or incorporated by reference therein (other than any information furnished by CBSI relating to CBSI or any of its Subsidiaries specifically for inclusion in the PBI Proxy Statement) (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state a material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. All information concerning PBI and its directors, officers, and shareholders included (or submitted for inclusion) in any application and furnished by it pursuant to Sections 5.2 or 5.3 of this Agreement shall be true, correct and complete in all material respects.

     3.23 Risk Management  Instruments.  All interest rate swaps,  caps, floors,
          ----------------------------
option agreements, futures and forward contracts and other similar risk management arrangements to which PBI or any of its Subsidiaries is a party, whether entered into for PBI's own account, or for the account of one or more of such Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with parties reasonably believed to be financially responsible; and each of them constitutes the valid and legally binding obligation of PBI or such Subsidiary, enforceable in accordance with its terms (except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general equity principles), and neither PBI nor any of its Subsidiaries nor to PBI's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. PBI has previously made available to CBSI all of such agreements and arrangements that are in effect as of the date of this Agreement.

     3.24 Interested Party Transactions.  Except as Previously Disclosed,  there
          -----------------------------
are no events, relationships or transactions that would be required to be reported under Item 404 of Regulation S-K promulgated by the SEC.

     3.25 Takeover Statutes Not Applicable;  No Rights  Agreement.  The Board of
          -------------------------------------------------------
Directors of PBI has taken all actions, if any, so that the restrictions contained in Section 912 of the NYBCL applicable to a "business combination" (as defined therein) will not apply to the execution or delivery of this Agreement or any Transaction Document to which PBI is a party, or to the consummation of the Merger or the other transactions contemplated hereby or thereby. PBI has no shareholder rights agreement or plan or other similar plan, agreement or arrangement.

     3.26 Investment  Securities.  Except for pledges to secure public and trust
          ----------------------
deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the PBI Financial Statements, and none of the material investments made by PBI or any of its Subsidiaries since December 31, 2001, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

     3.27  Capitalization.  PBI and OFSLA are "well capitalized" as such term is
           --------------
defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

     3.28 CRA, Anti-Money Laundering and Customer Information Security.  Neither
          ------------------------------------------------------------
PBI nor OFSLA is aware of, has been advised of, or has reason to believe that any facts or circumstances exist which would cause OFSLA: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act of 1977, as amended (the "CRA") and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory," or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended and its implementing regulations (31 CFR part 103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA Patriot Act") and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the privacy of customer information requirements contained in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder as well as the provisions of the Information Security Program adopted by OFSLA pursuant to 12 CFR Part 364. Furthermore, the Board of Directors of OFSLA has adopted, and OFSLA has implemented, an anti-money laundering program that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

     3.29 Agreements with and  Examination by Banking  Authorities.  Neither PBI
          --------------------------------------------------------
nor any of its Subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is subject to any order or directive specifically naming or referring to PBI or any of its Subsidiaries by, has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, ability to perform its obligations hereunder, and neither PBI nor any of its Subsidiaries has received written notification from any such federal or state governmental entity that any such Person may be required to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease or desist order. Neither PBI nor any of its Subsidiaries has been informed by any bank regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission. Neither PBI nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which PBI or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency. Except for normal periodic examinations (the "Bank Examinations") conducted by the Federal Reserve Board, the FDIC, or the OTC in the regular course of the business of PBI and its Subsidiaries, since January 1, 2001, no bank regulator has initiated any proceeding or, to the best knowledge of PBI, investigation into the business or operations of the PBI or any of its Subsidiaries. PBI and its Subsidiaries have resolved all material violations, criticisms or exceptions by any bank regulator with respect to any Bank Examination.

     3.30  Disclosure.  None  of  the  representations  and  warranties  of  PBI
           ----------
contained in this Agreement or any of the Transaction Documents to which it is a party, or any of the written information or documents furnished by PBI to CBSI in connection therewith, taken as a whole, contains or will contain any untrue statement of a material fact, or omits to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF CBSI AND MERGER SUB

       CBSI and Merger Sub hereby represent and warrant to PBI as follows:

     4.1  Organization,  Standing and  Authority of CBSI and Merger Sub. Each of
          -------------------------------------------------------------
CBSI and Merger Sub is a duly organized corporation, validly existing and in good standing under the laws of its incorporation with full corporate power and authority to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as now conducted, except where the failure to be in good standing or to have such power or authority would not have a Material Adverse Effect on CBSI. Each of CBSI and Merger Sub is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on CBSI.

     4.2 Authorized and Effective Agreement.
         ----------------------------------

          (a) Each of CBSI and Merger Sub has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each such Transaction Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBSI and Merger Sub, as the case may be.

          (b) This Agreement and each Transaction Document to which CBSI or Merger Sub is a party have been duly executed and delivered by CBSI or Merger Sub, respectively, and, assuming the representation contained in Section 3.4(b) hereof is true and correct, this Agreement constitutes the legal, valid and binding obligations of CBSI or Merger Sub, as the case may be, enforceable against such party in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Neither the execution and delivery by CBSI or Merger Sub of this Agreement or any Transaction Document to which it is a party, nor consummation of the transactions contemplated hereby or thereby, nor compliance by CBSI or Merger Sub with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the certificate or articles of incorporation or bylaws of CBSI or Merger Sub, (ii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of CBSI or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which CBSI or any of its Subsidiaries is a party, or (iii) assuming the consents and approvals contemplated by Section 5.3 hereof and the consents and approvals which are Previously Disclosed are duly obtained, conflict with or violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to CBSI or any of its Subsidiaries or their respective assets; except, in case of clauses (ii) and (iii) above, for any such breach, default, right, lien, charge, encumbrances, violation or conflict which, individually or in the aggregate, would not have a Material Adverse Effect on CBSI.

          (d) Other than as contemplated by Section 5.3 hereof, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by CBSI or Merger Sub on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby. As of the date hereof, neither CBSI nor Merger Sub is aware of any reason that the condition set forth in Section 6.1(b) of this Agreement would not be satisfied.

     4.3 Regulatory  Filings.  Each of CBSI and its  Subsidiaries  has filed all
         -------------------
reports required by statute or regulation to be filed with any federal or state bank regulatory agency, and such reports were prepared in accordance with the applicable statutes, regulations and instructions in existence as of the date of filing of such reports in all material respects.

     4.4  Legal  Proceedings.   There  are  no  actions,  suits  or  proceedings
          ------------------
instituted, pending or, to the knowledge of CBSI, threatened against CBSI or any of its Subsidiaries or against any asset, interest or right of CBSI or any of its Subsidiaries that, if decided against CBSI or any of its Subsidiaries, would, individually or in the aggregate, have a material adverse effect on the ability of CBSI to perform its obligations under this Agreement or any Transaction Document to which it is a party. There are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated in this Agreement or any Transaction Document to which CBSI or Merger Sub is a party.

     4.5  Certain  Information.  On the date  the PBI  Proxy  Statement  (or any
          --------------------
supplement or amendment thereto) is first mailed to the shareholders of PBI, and at all times subsequent thereto up to and including the time of the PBI Shareholders' Meeting, the PBI Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by CBSI or Merger Sub relating to CBSI or any of its Subsidiaries specifically for inclusion in the PBI Proxy Statement, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state a material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. All information concerning CBSI and Merger Sub and their respective directors, officers, and shareholders included (or submitted for inclusion) in any application and furnished by it pursuant to Sections 5.2 or 5.3 of this Agreement shall be true, correct and complete in all material respects.

     4.6  Financial  Resources.  CBSI has,  or will have prior to the  Effective
          --------------------
Time, sufficient cash funds to pay the aggregate Merger Consideration and the other amounts required under Section 2.2. On the date hereof, CBSI is, and at the Effective Time, CBSI will be at least "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC.

     4.7 CRA, Anti-Money Laundering and Customer Information  Security.  Neither
         -------------------------------------------------------------
CBSI nor Community Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist which would cause Community Bank:
(i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act of 1977, as amended (the "CRA") and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory," or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended and its implementing regulations (31 CFR part 103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA Patriot Act") and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the privacy of customer information requirements contained in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder as well as the provisions of the Information Security Program adopted by Community Bank pursuant to 12 CFR Part 364. Furthermore, the Board of Directors of Community Bank has adopted, and Community Bank has implemented, an anti-money laundering program that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

     4.8 Agreements  with and Examination by Banking  Authorities.  Neither CBSI
         --------------------------------------------------------
nor any of its Subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is subject to any order or directive specifically naming or referring to CBSI or any of its Subsidiaries by, has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, ability to perform its obligations hereunder, and neither CBSI nor any of its Subsidiaries has received written notification from any such federal or state governmental entity that any such Person may be required to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease or desist order. Neither CBSI nor any of its Subsidiaries has been informed by any bank regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission. Neither CBSI nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which CBSI or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency. Except for the Bank Examinations conducted by the Federal Reserve Board, the FDIC, or the OCC in the regular course of the business of CBSI and its Subsidiaries, since January 1, 2001, no bank regulator has initiated any proceeding or, to the best knowledge of CBSI, investigation into the business or operations of the CBSI or any of its Subsidiaries. CBSI and its Subsidiaries have resolved all material violations, criticisms or exceptions by any bank regulator with respect to any Bank Examination.


                                    ARTICLE V

                                    COVENANTS

     5.1 PBI  Shareholders'  Meeting.  PBI shall call and give notice of the PBI
         ---------------------------
Shareholders' Meeting as promptly as practicable after the 30th day following the date a preliminary PBI Proxy Statement contemplated by Section 5.2 is filed with the SEC (unless the PBI Proxy Statement becomes subject to SEC review, in which case no later than the 20th day after the SEC notifies PBI that it is satisfied with the revisions made pursuant to, and PBI's response in respect of, SEC's comments and that it has no further comments), for the purpose of voting upon the approval of this Agreement, and PBI shall use all reasonable efforts to hold the PBI Shareholders' Meeting as soon as practicable, subject to the applicable notice requirements under the NYBCL, provided that PBI shall have received an opinion from its financial advisors, dated within five (5) days of the mailing date of the PBI Proxy Statement, that the Merger is fair to PBI Shareholders from a financial point of view, which opinion PBI shall use all commercially reasonable efforts to cause to be issued as expeditiously as possible. Subject to the fiduciary duties of the Board of Directors of NYBCL, as determined after consultation with outside counsel and financial advisors, if any, (i) the Board of Directors of PBI shall recommend that the shareholders vote in favor of the approval of this Agreement, and (ii) PBI shall solicit from its shareholders proxies in favor of approval of this Agreement and shall take all other action necessary or desirable to secure the vote of shareholders to obtain such approval. Notwithstanding any withdrawal, modification or change in any recommendation of the Board of Directors of PBI, to the extent permitted by law, PBI agrees to hold the PBI Shareholders' Meeting within the time period specified above.

     5.2 PBI Proxy  Statement.  Within 60 days after the date hereof,  PBI shall
         --------------------
prepare and file a PBI Proxy Statement with the SEC, and CBSI and Merger Sub shall cooperate in the preparation of the PBI Proxy Statement to be mailed to the shareholders of PBI in connection with obtaining their approval of this Agreement and the Merger. PBI will advise CBSI, promptly after it receives notice thereof, any request by the SEC for the amendment or supplement of the PBI Proxy Statement or for additional information. If, at any time prior to the Effective Time, any event or circumstance relating to a party to this Agreement, or its directors, officers or 5% or greater shareholders, shall be discovered by such party that pursuant to the Exchange Act should be set forth in an amendment or a supplement to the PBI Proxy Statement, such party shall promptly notify the other party.

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     5.3  Applications.  As promptly as practicable,  but no later than 30 days,
          ------------
after the date hereof, and after a reasonable opportunity for review by the other party and its counsel, CBSI, Merger Sub and PBI shall submit any requisite
applications   for  prior   approval  of,  and  notices  with  respect  to,  the
transactions contemplated herein to the OCC, the OTS and the Federal Reserve Board, and each of the parties hereto shall, and shall cause its Subsidiaries to, submit any applications, notices or other filings to any other state or federal government agency, department or body, the approval of which is required or desirable for consummation of the Merger, the Bank Merger or the Short-Form Merger. PBI, on one hand, and CBSI and Merger Sub, on the other hand, each represents and warrants to the other that all information concerning it and its directors, officers, shareholders and Subsidiaries included (or submitted for inclusion) in any such application and furnished by it shall be true, correct and complete in all material respects. Each party agrees to consult with the other parties with respect to obtaining all necessary approvals and consents and each will keep the other apprised of the status of matters relating to such approvals and consents.

     5.4 Best Efforts.
         ------------

          (a) Subject to the terms and conditions of this Agreement, CBSI, Merger Sub and PBI shall each use reasonable best efforts in good faith to (i) furnish such information as may be required or desirable in connection with the preparation of the documents referred to in Sections 5.2 and 5.3 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger, the Bank Merger and the Short-Form Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of Person whose consent or approval is required for consummation of the transactions contemplated hereby, provided that PBI shall not agree to make any payments or modifications to agreements in connection therewith without the prior written consent of CBSI, which consent shall not be unreasonably withheld, and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. Subject to the terms and conditions of this Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third party, any action that would substantially impair the prospects of completing the Merger, the Bank Merger and the Short-Form Merger, that would materially delay such completion.

          (b) Each party hereto  shall give prompt  notice to the other party of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date such that the condition set forth in Section 6.2(a) or 6.3(a), as applicable, would not be met if such failure to be true or accurate were to occur or be continuing on the Closing Date, and (ii) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable best efforts in good faith to remedy such failure.

          (c) From the date of this Agreement through the Effective Time, to the extent permitted by law, PBI shall cause OFSLA to provide such assistance to Community Bank as

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

reasonably necessary for Community Bank to prepare for the conversion and transfer in connection with the Merger all information concerning the loans, deposits and other assets and liabilities of OFSLA into Community Bank's own data processing system, with a view to facilitating the integration of Community Bank's and OFSLA's systems and otherwise combining Community Bank's and OFSLA's operations upon consummation of the Merger. Such assistance shall include providing Community Bank with computer file instructions with respect to the information in its data processing system regarding the assets and liabilities of OFSLA, together with operational procedures designed to implement the transfer of such information to Community Bank, provided that the confidentiality of customer information shall be preserved and no information shall be transferred until the Effective Time. After execution of this Agreement, OFSLA and Community Bank shall each designate an individual to serve as liaison concerning the transfer of data processing information and other similar operational matters. All out-of-pocket expenses reasonably incurred by PBI or OFSLA, and approved in writing in advance by CBSI, in complying with the covenants set forth in Section 5.4(c) shall be reimbursed promptly by CBSI upon the provision of adequate written evidence of such expenses.

          (d) Each party shall provide, and shall request its auditors to provide, the other party with such historical financial information regarding it (and related audit reports and consents) as the other party may reasonably request for disclosure purposes under the Securities Laws.

     5.5 Investigation and  Confidentiality.  PBI, CBSI and Merger Sub each will
         ----------------------------------
keep the other advised of all material developments relevant to its and its Subsidiaries' businesses and to consummation of the transactions contemplated herein. PBI, CBSI and Merger Sub each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein, provided, however, that such investigation shall be
                       --------   -------
reasonably related to such transactions and the party conducting such investigation shall use its reasonable best efforts to minimize any disruptions to the operations of the other party. CBSI, Merger Sub and PBI agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation pursuant to this
Section 5.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto. Each party hereto shall hold all information furnished by the other party or any of such party's Subsidiaries or representatives pursuant to this Agreement in confidence and in accordance with the confidentiality agreement dated July 3, 2002, between PBI and CBSI (the "Confidentiality Agreement").

     5.6 Press Releases and Other Public  Disclosures.  PBI and CBSI shall agree
         --------------------------------------------
with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult and agree with each other as to the form and substance of other public disclosures related thereto, including without limitation, any communications with securities market professionals and investors, provided, however, that nothing contained herein shall prohibit any party, following notification to the other party, from making any disclosure which is required by applicable law or NYSE rules.

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

     5.7 Actions Pending the Merger.
         --------------------------

          (a) Prior to the Closing Date, and except as otherwise provided for by this Agreement or consented to or approved in writing by the other party hereto, each of CBSI and PBI shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve its properties, business and relationships with customers, employees and other persons.

          (b) Except with the prior written consent of CBSI (which consent will not be unreasonably withheld) or as expressly permitted by this Agreement, PBI shall not, and shall not permit any of its Subsidiaries to:

               (1) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or incur an obligation in excess of $25,000 in the aggregate or which requires performance over more than one year (other than loans, investments and FHLB borrowings booked in the usual, regular and ordinary course of business);

               (2) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or earnings other than its regular annual cash dividends on PBI Common Stock in amounts not in excess of $0.075 per share paid in the fourth quarter of 2003;

               (3) issue any shares of its capital stock or permit any treasury shares to become outstanding, other than pursuant to the exercise of Stock Options which are outstanding on the date hereof; redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

               (4) incur any additional debt obligation or other obligation for borrowed money other than in the ordinary course of business consistent with past practice;

               (5) issue, grant or authorize any Rights (or amend or modify the terms or exercisability of any outstanding Rights), including without limitation, any Stock Options or any awards under the ESOP or MRP, except as otherwise set forth herein, or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

               (6) amend or otherwise change its certificate of incorporation or articles of association or bylaws; impose, or suffer the imposition, on any share of capital stock of PBI of any lien, charge or encumbrance;

               (7) merge or consolidate with, or acquire control over, any Person or create any Subsidiary;

               (8) waive or release any material right or cancel or compromise any material debt or claim other than in the ordinary course of business consistent with past practice with prior notice to CBSI;

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

               (9) sell, liquidate, pledge or encumber or dispose of, or acquire any, assets with a value in excess of $25,000 (other than assets acquired in foreclosure, in lieu of foreclosure or other legal proceedings relating to collateral for loans in each case in the ordinary course of business consistent with past practice); make any capital expenditure in excess of $25,000 in the aggregate; or establish new branches or other similar facilities, close existing branches or similar facilities or enter into or modify any leases or other contracts relating thereto;

               (10) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any additional employee benefit or incentive (including without limitation, any "change of control" or severance payment) to, any of its directors, officers or employees except as required by law or contractual obligation in effect as of the date hereof; or become party to, adopt, terminate, amend, or commit itself to, any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement, other than in the ordinary course of business consistent with past practice or except as required by existing plans or agreements; or accelerate the vesting of any deferred compensation, except as otherwise set forth herein;

               (11) except as set forth on Schedule 5.7(b)(11), change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law, or as required by the OTS;

               (12) change its methods of accounting in effect at December 31, 2002, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income, deductions or other items for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2002, except as required by applicable law;

               (13) take any action that is intended or result in any of its representations or warranties in this Agreement being or becoming untrue in any material respects at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied, except as may be required by law; or

               (14) agree to do any of the foregoing or take any other action which would in any manner interfere with, impede, delay, or make more costly the consummation of the transactions contemplated hereby.

          (c) CBSI shall not, except with the prior written consent of PBI (which consent shall not unreasonably be withheld) or as expressly permitted by this Agreement, carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; provided, however, that nothing herein shall be construed to prevent CBSI from
--------   -------
acquiring or agreeing to acquire any Person, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, such Person or taking actions reasonably related thereto, so long as such transaction would not materially delay or prevent the consummation of the transactions contemplated by this Agreement.

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

     5.8 Certain  Policies.  Immediately prior to the Effective Time, PBI shall,
         -----------------
consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and CBSI, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of CBSI. Prior to the Effective Time, PBI and CBSI shall review the adequacy of reserves for loan losses currently established by PBI and, if deemed warranted by both parties under generally accepted accounting principles, PBI shall make mutually acceptable changes to such reserves. Following the approval of this Agreement by the shareholders of PBI and the receipt of all requisite regulatory approvals for the Merger, PBI shall cooperate with CBSI in planned actions discussed as part of the due diligence process which are designed to improve the short and long-term profitability of PBI and eliminate or reduce any potential earnings per share dilution of CBSI upon consummation of the Merger, including but not limited to those actions set forth on Schedule 5.8 hereto. No additional provision for loan and real estate owned taken by PBI pursuant to this Section
5.8 at the request of CBSI, shall be deemed in and of itself to be a breach or violation of any representation, warranty, covenant, condition or other provisions of this Agreement.

     5.9 Closing;  Articles of Merger.  The  transactions  contemplated  by this
         ----------------------------
Agreement shall be consummated at a closing to be held at the offices of the law firm of Bond, Schoeneck & King, PLLC, One Lincoln Center, Syracuse, New York 13202 on the first business day, or other mutually agreeable time, following satisfaction or waiver of the conditions to consummation of the Merger set forth in Article VI hereof.

     5.10 Employee Benefits.
          -----------------

          (a) CBSI or its Subsidiaries shall offer continued employment to the current employees of PBI or any of its Subsidiaries, and those employees who accept such offer to continue as employees of CBSI or its Subsidiaries after the Effective Time shall (i) for a one year period immediately following the Effective Time, receive compensation that is no less than what they were receiving on the date hereof from PBI, and be entitled to receive employee benefits, as a whole and subject to clause (ii) of this sentence, no less favorable than those received by CBSI's or its Subsidiaries' other employees who are similarly situated, and (ii) be given credit for past service with PBI for purposes of determining eligibility for and vesting of employee benefits (but not for pension benefit accrual purposes) under all welfare and retirement programs maintained by CBSI or its Subsidiaries in which such employees participate following the Merger. Nothing contained in this Section 5.10(a) shall be construed to guarantee continued employment of any employees of PBI or any of its Subsidiaries, or to prevent CBSI or its Subsidiaries from changing the amount of compensation paid to any such employees (other than within the one-year period described in clause (i) of the first sentence of this Section 5.10(a)) or to modify, amend or supplement any employee benefits offered by CBSI or its Subsidiaries, in each case except as otherwise provided by applicable law or the terms of an existing employment contract. CBSI acknowledges and agrees that the consummation of the Merger constitutes a Change of Control, as such term is used in each of the Executive Employment Agreements, and CBSI agrees to cause Community Bank, as the surviving entity of the Bank Merger, to comply with the requirements of each of the Executive Employment Agreements.

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

          (b) Except as otherwise set forth herein, prior to the Effective Time, PBI shall take all actions that may be reasonably requested by CBSI in writing upon advance notice of not less than 30 days with respect to (i) causing one or more PBI Plans to terminate as of the Effective Time or for benefit accrual and entitlements to cease as of the Effective Time, (ii) causing the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any PBI Plan for such period as may be requested by CBSI, or (iii) cooperating with CBSI to facilitate the merger of any PBI Plan into any CBSI Plan as of or following the Effective Time.

          (c) The ESOP shall be terminated as of, or prior to, the Effective Time. As of the Effective Time, all shares held by the PBI ESOP shall be converted into the right to receive the Merger Consideration in respect of each share of PBI Common Stock. As soon as administratively practicable following the Effective Time all outstanding indebtedness of the PBI ESOP shall be repaid in full, in accordance with Section 5.10(c) of the ESOP and the balance remaining with respect to unallocated shares previously held by the ESOP shall be allocated and distributed to ESOP participants as provided in the ESOP and in accordance with applicable law and regulations, subject to receipt of a favorable determination letter from the Internal Revenue Service and unless otherwise required by applicable law. Notwithstanding anything in this Section 5.10(c) to the contrary, distributions may be made from the ESOP to terminated employees of PBI or OFSLA as soon as administratively practicable after the determination of final allocations and the receipt of a determination letter from the IRS, unless CBSI determines that it is appropriate to make earlier distributions.

          (d) (1) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person (the "Indemnified Party") who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of PBI is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of PBI or any of its Subsidiaries, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. For a period of six years after the Effective Time, CBSI shall indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by the DGCL upon receipt of any undertaking required by the DGCL), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with CBSI; provided, however, that (1) CBSI shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Parties and upon such assumption CBSI shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if CBSI elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between CBSI and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after notification, and CBSI shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties; (2) CBSI shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties; (3) CBSI shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, and (4) CBSI shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.10(d), upon becoming aware of any such claim, action, suit, proceeding or investigation, shall promptly notify CBSI thereof, provided that the failure of any Indemnified Party to so notify CBSI shall relieve it of its obligations to indemnify hereunder to the extent that such failure materially prejudices CBSI.

               (2) CBSI agrees that all rights to indemnification and all limitations on liability existing in favor of the directors, officers and employees of PBI and any of its Subsidiaries as provided in their respective certificates of incorporation, bylaws or similar governing documents as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger, and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years from the Effective Time.

               (3) CBSI will use its reasonable best efforts directly or indirectly to cause the persons who served as directors or officers of PBI on or before the Effective Time to be covered by PBI's existing directors' and officers' liability insurance policy (provided that CBSI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) but in no event shall any insured person be entitled under this Section to insurance coverage more favorable than that provided to him or her in such capacities as of the date hereof with respect to acts or omissions resulting from their service as such on or prior to the Effective Time. Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than three years after the Effective Time; provided, however, that in no event shall CBSI be required to expend more than 200% of the current amount expended by PBI to maintain or procure insurance coverage pursuant hereto (the "Maximum Amount"). If the amount of premiums necessary to maintain or procure said insurance coverage exceeds the Maximum Amount, CBSI shall use its reasonable best efforts in its good faith discretion to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. PBI agrees to renew any such existing insurance or to purchase any "discovery period" insurance provided for thereunder at CBSI's request.

               (4) In the event  that CBSI or any of its  successors  or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provisions shall be made so that the successors and assigns of CBSI assume the obligations set forth in this Section 5.10(d).

               (5) The provisions of this Section 5.10(d) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

     5.11 Advisory Board.
          --------------

          (a) Promptly following the Effective Time, CBSI shall cause to be formed a six-member advisory board (the "Advisory Board") comprised of the five members of the Board of Directors of PBI, and the President and Chief Executive Officer of CBSI, the function of which is to advise Community Bank on deposit, lending and financial services activities in PBI's former market area and to insure a smooth transition of business relationships in connection with the Merger and the continued development of business relationships throughout such market area. Each member of the Advisory Board, other than the President and Chief Executive Officer of CBSI, shall be granted 500 restricted shares of common stock of CBSI, one-half of which shares shall vest after the completion of each year of service on the Advisory Board, in consideration for his or her services on the Advisory Board for a two-year term following the Effective Time. In the event that any member of the Advisory Board ceases to serve on the Advisory Board prior to the expiration of its two-year term for any reason, any restricted shares which had not theretofore vested shall be forfeited by such member. The Advisory Board shall meet no more than six times per year.

          (b) If at any time during the period commencing with the Effective Time, and ending on the date immediately following the date on which the Advisory Board terminates, the shares of CBSI's common stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, stock split, combination, exchange of shares, or readjustment, or a stock dividend thereon is declared with a record date within said period, the number and/or class of restricted shares granted to the Advisory Board members under this section will be adjusted to take into account any such reclassification, recapitalization, stock split, combination, exchange, readjustment, or stock dividend. In addition, if at any time during the period described above, CBSI consummates a transaction pursuant to which (i) CBSI's corporate existence will be terminated through a statutory merger with or transfer of substantially all of its assets to another corporation, (ii) CBSI exchanges substantially all of its common stock with capital stock of another corporation as part of a plan under which CBSI will be liquidated by the transferee, or (iii) CBSI will be liquidated, then in each such case any unvested shares of restricted stock granted under Section 5.11(a) will automatically vest without the requirement of further action by any Person, effective immediately prior to the consummation of such transaction.

     5.12 Takeover  Laws. No party hereto shall take any action that would cause
          --------------
the transactions contemplated by this Agreement or any of the Transaction Documents to be subject to the requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) all such transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. For purposes of this Section, "Takeover Laws" shall mean Section 912 of the NYBCL.

     5.13 No Solicitation.
          ---------------

          (a) Subject to Section 5.13(b) hereof, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, neither PBI nor any Person acting on behalf of PBI shall, directly or indirectly, (a) solicit, initiate or respond to discussions or engage in negotiations with any Person (whether such negotiations are initiated by PBI or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than CBSI, relating to the possible acquisition, recapitalization or other business combination involving PBI or any of its Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as "Takeover Proposal"), (b) provide non-public information with respect to PBI or any of its Subsidiaries to any Person, other than CBSI and its professional advisors or PBI's professional advisors, or (c) enter into an agreement with any Person, other than CBSI, providing for a possible Takeover Proposal. If PBI receives any offer or proposal relating to a Takeover Proposal, PBI shall immediately notify CBSI thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

          (b) (i) Notwithstanding anything to the contrary contained in Section 5.13(a), prior to the Closing or the termination of this Agreement in accordance with its terms, PBI may, to the extent the Board of Directors of PBI determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties require it to do so, participate in discussions or negotiations with, and, subject to the requirements of Section 5.13(c), furnish non-public information, and afford access to the properties, books or records of PBI or any of its Subsidiaries to any Person after such Person has delivered to PBI in writing, an unsolicited bona fide Takeover Proposal with respect to PBI or any of its Subsidiaries (which has not been withdrawn) which the Board of Directors of PBI in its good faith judgment determines, after reasonable inquiry and consultation with its financial advisor (i) would be reasonably likely to result in a transaction more favorable than that contemplated by this Agreement to the shareholders of PBI (which judgment must be reasonable), and (ii) that the Person making such Takeover Proposal is financially capable of consummating such Takeover Proposal or that the financing necessary to consummate such Takeover Proposal, to the extent required, is then committed or is capable of being obtained by such Person (a "Superior Proposal"). In addition, notwithstanding the provisions of Section 5.13(a) above, in connection with a submitted, written bona fide Takeover Proposal or potential Takeover Proposal, PBI shall refer any third party to this Section 5.13 or make a copy of this Section 5.13 available to such third party.

               (ii) In the event PBI or any of its Subsidiaries receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms of this Section 5.13(b)) will prevent the Board of Directors of PBI from recommending such Superior Proposal to the shareholders of PBI, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties; in such case, the Board of Directors of PBI may withdraw, modify or refrain from making its recommendations set forth in the relevant sections in this Agreement, and, to the extent it does so, PBI may refrain from soliciting proxies to secure the affirmative vote of its shareholders as contemplated by Section 5.1; provided, however, that PBI shall
                                             --------   -------
(A) provide CBSI at least 48 hours prior notice of any meeting of the Board of Directors of PBI at which such Board of Directors is reasonably expected to consider a Superior Proposal, (B) not recommend to its shareholders a Superior Proposal for a period of not less than the greater of two full business days and 48 hours after CBSI's receipt of a copy of such Superior Proposal and the identity of the third party, and (C) not enter into a definitive agreement relating to such Superior Proposal unless CBSI fails to match the terms of the Super Proposal within the greater of two full business days and 48 hours after CBSI's receipt of a copy of such Superior Proposal and the identity of the third party; and provided, further, that unless this Agreement is terminated pursuant to Article VII, nothing contained in this Section 5.13(b) shall limit PBI's obligation to hold and convene a special meeting of its shareholders (regardless of whether the recommendation of the Board of Directors of PBI shall have been withdrawn, modified or not yet made) or to provide the shareholders of PBI with material information relating to such meeting.

          (c) Notwithstanding anything to the contrary herein, neither PBI nor any of its Subsidiaries shall provide any non-public information to a third party unless: (x) PBI provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of oral or written confidential information at least as restrictive as such terms in the confidentiality agreement heretofore entered into by the parties hereto; and (y) such non-public information has been previously delivered or made available to CBSI.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1  Conditions  Precedent to  Obligations  of CBSI and PBI. The respective
          ------------------------------------------------------
obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

          (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents (including the Bank Merger) and consummation of the transactions contemplated hereby and thereby, including without limitation the shareholder approvals contemplated by Section 5.1 hereof, shall have been duly and validly taken;

          (b) The parties hereto shall have received all regulatory approvals required or mutually deemed necessary in connection with the transactions contemplated by this Agreement, including the Bank Merger and the Short-Form Merger, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied; and

          (c) There shall not have been instituted, pending or threatened in writing any action or proceeding by any governmental authority or administrative agency or in a court of competent jurisdiction, nor shall there be in any effect any judgment, order, decree or injunction of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint, preventing or seeking to prevent the consummation of the transactions contemplated by this Agreement.

     6.2 Conditions  Precedent to Obligations of PBI. The  obligations of PBI to
         -------------------------------------------
effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by PBI pursuant to
Section 7.4 hereof:

          (a) The representations and warranties of CBSI and Merger Sub set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, in the case of any representation and warranty which specifically relates to an earlier date, as of such earlier date), except as otherwise contemplated by this Agreement or consented to in writing by PBI;
provided,  however,  that  (i)  in  determining  whether  or not  the  condition
--------   -------
contained in this paragraph (a) is satisfied, no effect shall be given to any qualifications or exceptions in such representations and warranties relating to materiality or Material Adverse Effect, but (ii) the condition contained in this
                                        ---
paragraph  (a)  shall be deemed  to be  satisfied  unless  the  failure  of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on CBSI;

          (b) CBSI and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with at or prior to the Closing Date; and

          (c) Each of CBSI and Merger Sub shall have delivered to PBI a certificate, dated the Closing Date and signed by their respective President and Chief Executive Officer, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section have been satisfied.

          (d) PBI shall have received a written certification signed by an authorized officer of the Exchange Agent confirming that the Exchange Agent holds in its possession cash or other immediately available funds sufficient to satisfy the requisite payment of the aggregate Merger Consideration under this Agreement.

     6.3 Conditions Precedent to Obligations of CBSI and Merger Sub.
         ----------------------------------------------------------

          The obligations of CBSI and Merger Sub to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date, unless waived by CBSI pursuant to Section 7.4 hereof:

          (a) The representations and warranties of PBI set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or, in the case of any representation and warranty which  specifically  relates to an earlier date, as of such earlier date), except as otherwise contemplated by this Agreement or consented to in writing by CBSI and Merger Sub; provided, however, that (i) in determining
                                   --------   -------
whether or not the condition contained in this paragraph (a) is satisfied, no effect shall be given to any qualifications or exceptions in such representations and warranties relating to materiality or Material Adverse Effect but (ii) the condition contained in this paragraph (a) shall be deemed to
       ---
be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material Adverse Effect on PBI;

          (b) PBI shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with at or prior to the Closing Date;

          (c) PBI shall have delivered to CBSI a certificate, dated the Closing Date and signed by its Chairman and President, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section have been satisfied;

          (d) PBI shall have received a Voting Agreement from each of its directors and executive officers, and such Voting Agreement shall be in full force and effect; and

          (e) To the extent that any material lease, license, loan, financing agreement or other contract or agreement set forth on Schedule 6.3(e) requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained.

                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

     7.1 Termination.  This Agreement may be terminated at any time prior to the
         -----------
Effective Time, either before or after approval by the shareholders of PBI:

          (a) by the mutual written consent duly authorized by the respective Boards of Directors of the parties hereto;

          (b) by CBSI in writing, if PBI has, or by PBI in writing, if CBSI has, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if (x) to the extent that such breach is curable, such breach has not been cured within 30 days after the date on which written notice thereof is given to the breaching party, and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article V hereof; provided, however, that PBI shall not be entitled to terminate this Agreement under this Section 7.1(b) for any breach or alleged breach of any of the representations and warranties of CBSI contained in Sections 4.6 if and to the extent that CBSI is capable of delivering the aggregate Merger Consideration at the Closing, and in Sections 4.3, 4.7 or 4.8 if and to the extent that any inaccuracy or breach of any such representation does not prevent, or materially hinder or delay, the receipt of requisite regulatory approvals;

          (c) by any party hereto in writing, if the applications for prior approval referred to in Section 5.3 hereof have been finally denied, and the time period for appeals and requests for reconsideration has expired, or if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger, the Bank Merger or the Short-Form Merger;

          (d) by any party hereto in writing, if the shareholders of PBI do not approve this Agreement and the transactions contemplated thereby at the special meetings duly called for that purpose;

          (e) by any party hereto in writing, if the Merger shall not have been consummated by the close of business on March 31, 2004, unless the failure to so consummate by such date shall be principally due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements set forth herein;

          (f) by CBSI, if (i) the Board of Directors of PBI shall withdraw, modify or change its approval or recommendation of this Agreement or the transactions contemplated thereby in a manner adverse to CBSI, or PBI shall have failed to include in the PBI Proxy Statement the recommendation of its Board of Directors in favor of the approval of this Agreement or the transactions contemplated thereby; (ii) following its receipt of a Takeover Proposal or the public announcement of a Takeover Proposal, PBI shall fail to timely comply with the covenants contained in Section 5.2; (iii) the Board of Directors of PBI shall have recommended to the shareholders of PBI a Superior Proposal, or PBI shall have executed a letter of intent, a definitive agreement or similar document with respect to a Superior Proposal; (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of PBI Common Stock is commenced and PBI shall not have sent to its shareholders, within 10 business days after the commencement of such tender or exchange offer, a statement that the Board of Directors of PBI recommends rejection of such tender or exchange offer; (v) a Takeover Proposal (other than a tender or exchange offer covered by clause (iv) of this Section 7.1(f)) with respect to PBI is publicly announced and, upon CBSI's request, PBI fails to issue a press release announcing its opposition to such Takeover Proposal within three (3) business days after such request; or
(vi) the Board of Directors of PBI shall have resolved to take any action described in clauses (i) and (iii) of this Section 7.1(f); or

          (g) by PBI, if the Board of Directors of PBI shall have recommended to the shareholders of PBI a Superior Proposal, or PBI shall have executed a letter of intent, a definitive agreement or similar document with respect to a Superior Proposal, in each case in accordance with Section 5.12, provided that PBI has complied with all provisions thereof.

     7.2  Effect of  Termination.  In the event  this  Agreement  is  terminated
          ----------------------
pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality, break-up fees and expenses set forth in Sections 5.5 and 7.3 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section

7.1 shall not relieve the breaching party from liability for any willful breach of such covenant or agreement or representation or warranty giving rise to such termination.

     7.3 Fees and Expenses.
         -----------------

          (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not such transactions are consummated.

          (b) In the event that this Agreement is terminated (i) by CBSI pursuant to Section 7.1(b) (but only in the event of a willful or knowing breach of a representation, warranty or covenant of PBI) or Section 7.1(f), or by either party pursuant to Section 7.1(d) or (e) after a Takeover Proposal from a third party is received by PBI or made public (unless CBSI or Merger Sub is then in breach of its representations, warranties or covenants contained in this Agreement such that conditions set forth in Section 6.2(a) or (b) would not be satisfied, and PBI shall have given written notice to that effect prior to such termination), or (ii) by PBI pursuant to Section 7.1(g), then PBI shall pay in immediately available funds to an account designated by CBSI, no later than three (3) business days after the date of such termination, all out-of-pocket costs and expenses (including limitation, professional fees of legal counsel, financial advisors and accountants, and their expenses) actually incurred by CBSI and its Subsidiaries in connection with the Merger, the Bank Merger and the Short-Form Merger, and this Agreement, such costs and expenses not to exceed $35,000 in the aggregate. In addition, in such event, if (x) PBI or OFSLA shall have consummated a transaction with a third party with respect to a Takeover Proposal within one year of the termination of this Agreement, or (y) within such one-year period, any third party Person consummates a tender or exchange offer for 25% or more of the outstanding PBI Common Stock, then PBI shall pay in immediately available funds to an account designated by CBSI, no later than three (3) business days after the date of the applicable triggering event, a fee equal to ONE HUNDRED SIXTY THOUSAND DOLLARS ($160,000), as liquidated damages and not as a penalty.

     7.4   Survival  of   Representations,   Warranties   and   Covenants.   All
           --------------------------------------------------------------
representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to survive or be performed after the Effective Time; provided, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive CBSI, Merger Sub or PBI (or any director, officer or controlling Person thereof) of any defense in law or equity which otherwise would be available against the claims of any Person, including, without limitation, any shareholder or former shareholder of either CBSI or PBI, the aforesaid representations, warranties and covenants being material inducements to the consummation by CBSI, Merger Sub and PBI of the transactions contemplated herein.

     7.5 Waiver.  Except where not permitted by law, CBSI, Merger Sub or PBI, by
         ------
written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of PBI) extend the time for the performance of any of the obligations or other acts of the other party, and may waive (i) any inaccuracies of such other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of such other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by such other party of any of its obligations set out herein or therein. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     7.6 Amendment or Supplement.  This Agreement may be amended or supplemented
         -----------------------
at any time prior to the Effective Time only by mutual agreement of the parties hereto or thereto. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors; provided, however, that, after
                                                  --------  -------
approval of this Agreement by the respective shareholders of PBI, no amendment may be made which by law requires further approval by such shareholders without obtaining such further approval.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Entire Agreement.  This Agreement and the Transaction Documents contain
         ----------------
the entire agreement between the parties with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Except as specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

     8.2 No  Assignment.  No  party  hereto  may  assign  any of its  rights  or
         --------------
obligations under this Agreement to any other Person.

     8.3 Alternative Structure.  Notwithstanding any provision of this Agreement
         ---------------------
to the contrary, CBSI may, with the written consent of PBI, which consent shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of PBI set forth herein, provided, that (i)the consideration to be paid to the holders of the PBI Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not materially delay or jeopardize the consummation of the transactions contemplated by the Agreement, and (iii) any such modification would not result in treatment for Federal income tax purposes of receipt by a PBI Shareholder of the Merger Consideration as a taxable dividend.

     8.4  Notices.  All notices or other  communications  which are  required or
          -------
permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         If to PBI:

                  Peoples Bankcorp., Inc.
                  Ogdensburg Federal Savings and Loan Association
                  825 State Street
                  P.O. Box 329
                  Ogdensburg, New York 13669
                  Attn: Mr. Robert Wilson, President
                  Telecopy: (315) 393-7335

         With a required copy to:

                  Stradley Ronon Stevens & Young, LLP
                  1220 19th Street, NW
                  Suite 700
                  Washington, D.C. 20036
                  Attn:  Gary R. Bronstein, Esq.
                  Telecopy: (202) 822-0140

         If to CBSI or Merger Sub:

                  Community Bank System, Inc.
                  5790 Widewaters Parkway
                  Dewitt, New York 13214
                  Attn:  Mr. Sanford A. Belden, President and Chief
                           Executive Officer
                  Telecopy:  (315) 445-2997

         With a required copy to:

                  Bond, Schoeneck & King, PLLC
                  One Lincoln Center
                  Syracuse, New York 13202
                  Attn:    George J. Getman, Esq.
                  Telecopy:  (315) 422-3598

     8.5 Captions.  The captions  contained in this  Agreement are for reference
         --------
purposes only and are not part of this Agreement.

     8.6  Counterparts.  This  Agreement  may  be  executed  in  any  number  of
          ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.7  Governing  Law. This  Agreement  shall be governed by and construed in
          --------------
accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.


                                COMMUNITY BANK SYSTEM, INC.


                                By:/s/ Sanford A. Belden
                                   ---------------------------------------------
                                   Name: Sanford A. Belden
                                   Title:  President and Chief Executive Officer



                                PB ACQUISITION CORP.


                                By:/s/ Charles M. Ertel
                                   ---------------------------------------------
                                   Name: Charles M. Ertel
                                   Title:  Treasurer



                                PEOPLES BANKCORP, INC.


                                By:/s/ Robert E. Wilson
                                   ---------------------------------------------
                                   Name: Robert E. Wilson
                                   Title:  President